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                                                                    Exhibit 3.81
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Microfilm Number           9411-984                                      Filed with the Department of State on Feb 15, 1994
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Entity Number              2566826
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                                                                                   Secretary of the Commonwealth


                      ARTICLES OF INCORPORATION FOR PROFIT

                DSCB: 15-1306/2102/2303/2702/2903/7102A (Rev 90)

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Indicate type of domestic corporation (check one):

  X    Business-stock (15 Pa.C.S. (S) 1306)                       Management (15 Pa.C.S. (S) 2702)
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       Business-nonstock (15 Pa.C.S. (S) 2102)                      Professional (15 Pa.C.S. (S) 2903)
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       Business-statutory close (15 Pa.C.S. (S) 2303)               Cooperative (15 Pa.C.S. (S) 7102A)
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     In compliance with the requirements of the applicable provisions of 15
Pa.C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby state(s)
that:

1.  The name of the corporation is:  National Earth Products, Inc.
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2.  The (a) address of this corporation's initial registered office in this
Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a)  200 Butler Avenue, Suite 201, Lancaster, PA  17601   Lancaster
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          Number and Street   City  State  Zip  County

(b)     c/o:__
         Name of Commercial Registered Office Provider     County

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.
3. The corporation is incorporated under the provisions of the Business Corporation Law of 1988.
4. The aggregate number of shares authorized is: 10,000 (other provisions, if any, attach 8 1/2 x 11 sheet)
5. The name and address, including street and number, if any, of each incorporator is:
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Name                                                Address

Rhonda L. Fitz                                      24 North Lime Street, Lancaster, PA 17602
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6.   The specified effective date, if any, is:  filing date
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                                                    month      day     year         hour, if any

7.   Any additional provisions of the articles, if any, attach an 8 1/2 x 11 sheet.
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8.   Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares if any class that would constitute a "public offering" within the meaning of the Securities
     Act of 1933 (15 U.S.C. (S) 77a et seq.).